FOR IMMEDIATE RELEASE

Prologis Reports First Quarter 2019 Earnings Results

SAN FRANCISCO (April 16, 2019) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, reported results for the first quarter of 2019.

Net earnings per diluted share was $0.55 for the quarter compared with $0.68 for the first quarter of 2018. Core funds from operations* per diluted share was $0.73 for the quarter compared with $0.80 for the same period in 2018. There were no promotes earned in the quarter, whereas net promote income was $0.09 per diluted share in the same period in 2018.

“Our proprietary operating data points to continued market strength,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Our customers are focused on locations close to the end consumer in large consumption markets. In the first quarter, demand was exceptionally strong for small and medium-sized spaces.”

OPERATING PERFORMANCE

Owned & Managed	1Q19	1Q18	Notes
Period End Occupancy	96.8%	96.8%
Leases Commenced	43MSF	33MSF

Prologis Share	1Q19	1Q18	Notes
Net Effective Rent Change	25.1%	21.9%	Led by U.S. at 30.8%, with Europe at 13.4%
Cash Rent Change	10.8%	9.2%	Led by U.S. at 14.3%
Cash Same Store NOI*	5.5%	7.9%	~75bps benefit from positive recoveries and expense timing

DEPLOYMENT ACTIVITY

Prologis Share	1Q19
Building Acquisitions	$179M
Weighted avg stabilized cap rate	4.3%
Development Stabilizations	$691M
Estimated weighted avg yield	6.2%
Estimated weighted avg margin	30.3%
Estimated value creation	$209M
Development Starts	$239M
Estimated weighted avg margin	17.1%
Estimated value creation	$41M
% Build-to-suit	41.2%
Total Dispositions and Contributions[1]	$157M
Weighted avg stabilized cap rate (excluding land and other real estate)	5.9%

1.Contribution volume excludes the formation of Prologis Brazil Logistics Venture

BALANCE SHEET ACTIVITY

Prologis and its co-investment ventures completed $5.4 billion in capital markets activity, which included the previously announced upsizing of its global line of credit to $3.5 billion. Notably, more than $1.1 billion of the remaining activity was raised in Japanese yen at a weighted average rate of 45 basis points and term of more than 8 years.

The company ended the first quarter with leverage of 20.8 percent on a market capitalization basis, debt-to- adjusted EBITDA* of 4.3x and $4.1 billion of liquidity.

To accommodate its co-investment partners and to bring Prologis’ investment in line with its long-term targets, the company reduced its ownership in its Prologis European Logistics Fund (PELF), generating $313 million in proceeds during the quarter.

GUIDANCE MIDPOINT RAISED AND RANGE NARROWED FOR 2019

“Our 2019 outlook is more optimistic today than it was 90 days ago,” said Thomas S. Olinger, chief financial officer,

Prologis. “As a result, we are increasing our full-year guidance by more than 2% to reflect this view and our strong performance in the quarter.”

2019 GUIDANCE

Earnings (per diluted share)	Previous	Revised
Net Earnings	$1.77 to $1.92	$2.08 to $2.18
Core FFO*	$3.12 to $3.20	$3.20 to $3.26

Our guidance reflects the adoption of the new lease accounting standard. For a year-over-year comparison, our 2018 earnings results would have been reduced by approximately $0.04 per share.

Operations	Previous	Revised
Year-end occupancy	96.0% to 97.5%	96.5% to 97.5%
Cash Same Store NOI* - Prologis share	3.75% to 4.75%	4.25% to 5.00%

Capital Deployment – Prologis Share (in millions)	Previous	Revised
Development stabilizations	$1,900 to $2,200	$2,000 to $2,300
Development starts	$1,600 to $2,000	$1,800 to $2,200
Building acquisitions	$300 to $500	$500 to $700
Building contributions	$1,000 to $1,300	$1,100 to $1,400
Building and land dispositions	$500 to $800	$500 to $800
Realized Development gains	$200 to $250	$300 to $400
Net Proceeds (Uses)	$(400)	$(400)

Strategic Capital (in millions)	Previous	Revised
Strategic capital revenue, excl promote revenue	$300 to $310	$300 to $310
Net promote income, incl in Core FFO* range	$65	$90

G&A (in millions)	Previous	Revised
General & administrative expenses	$240 to $250	$245 to $255

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2019 relates predominantly to these items. Please refer to our first quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

WEBCAST & CONFERENCE CALL INFORMATION

Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪Tuesday, April 16, 2019, at 12 p.m. U.S. Eastern time.

▪Live webcast at http://ir.prologis.com by clicking Events and Presentations.

▪Dial in: +1 (877) 209-4258 (toll-free from the United States and Canada) or +1 (647) 689-5198 (from all other countries) and enter Passcode 3557639.

A telephonic replay will be available April 16-23 at +1 (800) 585-8367 (from the United States and Canada) or +1 (416) 621-4642 (from all other countries) using conference code 3557639. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section.

ABOUT PROLOGIS

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2019, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 772 million square feet (72 million square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,100 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co- investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Melissa Sachs, Tel: +1 415 733 9597, msachs@prologis.com, San Francisco